Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1/ A4 (File no 333-280816) of Trio Petroleum Corp. (the “Company”) of our report dated January 17, 2025, relating to the consolidated financial statements of the Company, which appear in this Registration Statement on Form S-1/A4.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

February 28, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com